Exhibit T3A-1

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF INCORPORATION
(SECTION 7)

The REGISTRAR of CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business
Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

BODREN CORPORATION

BVI COMPANY NUMBER: 1470114

is incorporated in the BRITISH VIRGIN ISLAND as a BVI BUSINESS COMPANY, this 14th day of March, 2008.

Date: 14th day of March, 2008	for REGISTRAR OF CORPORATE AFFAIRS

By:
Name:
Title:

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF CHANGE OF NAME
(Section 21)

The REGISTRAR OF CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES that, pursuant to the BVI
Business Companies Act, 2004, all the requirements of the Act in respect of a change of name having been complied with

BODREN CORPORATION

BVI COMPANY NUMBER: 1470114

which was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004, on the 14th day of March, 2008 has changed its name to

ALPHA STAR EQUITIES LTD.

this 26th day of January, 2009.

Date: 26th day of January, 2009	for REGISTRAR OF CORPORATE AFFAIRS

By:
Name:
Title: